Exhibit 10.60

Amendment 2

to the

Vehicle Terms and Conditions

between

All Aboard Florida – Operations LLC

and

Siemens Industry Inc.

Amendment 2 (“Amendment 2”) dated May 15, 2017 to the Vehicle Terms and Conditions Agreement (“VTC”) with an effective date of August 15, 2014, by and between All Aboard Florida – Operations LLC, a limited liability company duly formed and validly existing under the laws of the State of Delaware, with a principal business address of 2855 Le Jeune Road, 4th Floor; Coral Gables, Florida 33134 (“AAF” or “Owner”) and Siemens Industry, Inc., a corporation duly formed and validly existing under the laws of the State of Delaware with a principal business address of 7464 French Road, Sacramento, CA 95828 (“SII” or “Contractor”) Each of AAF and SII may be referred to herein as a “party” or collectively as the “parties.” This Amendment 2 is executed in accordance with Section 45 of the VTC.

WITNESSETH:

Whereas, Owner and Contractor entered into the VTC pursuant to which Owner agreed to purchase from Contractor, and Contractor agreed to sell to Owner, a new fleet of trains, as amended by Amendment No. 1, dated July 17, 2015;

Whereas, Owner and Contractor have agreed to further amend the VTC for the purpose of clarifying and correcting certain terms and conditions;

Now, therefore be it resolved, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.
Defined Terms. All defined terms expressed in the VTC shall, unless expressed to the contrary herein or the context otherwise requires, continue to have the same meanings where used in this Amendment 2.

2.             Amendments. Owner and Contractor hereby amend the VTC as follows:

2.1             Delete Revised and Restated Attachment N to Exhibit 1, in its entirety, and substitute in lieu thereof Second Revised and Restated attachment N to Exhibit 1, attached hereto. Inasmuch as the Phase 1 special tools price remains unchanged the payment related to special tools for Milestone Payment No. 1 for the Supplied Equipment shall be calculated on the value of the current agreed itemized special tools list of $1,552,531.08. AAF has already paid Siemens $2,592,500 for special tools, no further payments in regards to the agreed Special Tools value of $1,552,531.08 is due from AAF. The excess $1,039,968.92 shall be credited against future payments for Phase 1 spare parts due and owing from AAF to Siemens subsequent to the date of this Amendment No. 2. For future special tools purchases, AAF shall pay Siemens for the full value of the special tools delivered. Inasmuch as the Phase 1 spares price has been reduced from $14,572,759 to $14,239,839, but AAF has already paid $7,286,379.50 for Milestone No. 4 (50% of Total Spare Parts Pricing) for the Supplied Equipment, the excess $166,460.03 shall be credited against future payments for Phase 1 spare parts due and owing from AAF to Siemens subsequent to the date of this Amendment No. 2.

2.2             For Exhibit 2 (Maintenance Facility Layout and Commissioning Equipment), modify Part 2 Commissioning Equipment to be Provided by Owner with the attached Exhibit 2 Part 2, which is incorporated herein for reference.

2.3             For Exhibit 5 (Milestones), modify Exhibit 5 (Milestones) and replace the Milestones for Phase I in Exhibit 5 (Milestones) with the attached Milestones for Phase 1, which is incorporated herein by reference.

2.4             A new section 16.5 is added as follows:

Upon transfer of title in the Vehicle, Trains and Supplied Equipment from Contractor to Owner. Contractor shall execute a Bill of Sale in the form attached hereto as Exhibit 16.

2.5             In section 33.1.2 Eugene Skoropowski is deleted and David C. Howard is substituted in lieu thereof.

2.6              Exhibit 11 attached to the VTC is deleted in its entirety, and Revised Exhibit 11 attached hereto, is substituted in lieu thereof.

3.                Full Force and Effect; Conflicts. This Amendment 2 shall be read in conjunction with the VTC, all terms and conditions of which shall continue to have full force and effect, except to the extent as varied by this Amendment 2. This Amendment No. 2 is executed in accordance with Section 45 of the VTC. In the event of any conflict or inconsistency between the terms of this Amendment 2 and the VTC, the terms of Amendment 2 will govern.

4.               Counterparts. This Amendment 2 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of his Amendment 2, it shall not be necessary to produce or account for more than one such counterpart.

In witness whereof, the parties hereto have caused this Amendment 2 to be executed by their duly authorized representatives as of the date first written above.

All Aboard Florida – Operations LLC	Siemens Industry, Inc.

By: /s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Signature	Signature

David C. Howard	Michael Cahill
Print Name	Print Name

President	President, Rolling Stock
Print Title	Print Title

/s/ [ILLEGIBLE]
Signature

Christopher Halleus
Print Name

Vice President, [ILLEGIBLE] B. A.
Print Title